Exhibit 99.1

Contact:

INVESTORS AND MEDIA:

Renovis, Inc.

Shari Annes

650-888-0902

sannes@renovis.com

Renovis Announces Expiration of Hart-Scott-Rodino (HSR) 30-Day Waiting Period;

Merger with Evotec On Track to Close In Early May, 2008

South San Francisco, California – April 3, 2008 – Renovis, Inc. (Nasdaq: RNVS), a biopharmaceutical company focused on the discovery and development of drugs for major medical needs in the areas of neurological and inflammatory diseases, announced today that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, has expired without the United States Federal Trade Commission requesting additional information with regard to the pending acquisition of Renovis by Evotec AG (EVT.DE).

The companies anticipate that the transaction, which remains subject to the approval of Renovis’s stockholders and other customary closing conditions, will close in early May, 2008.

About Renovis

Renovis is a biopharmaceutical company focused on the discovery and development of drugs for major medical needs in the areas of neurological and inflammatory diseases. The Company’s proprietary research programs focus on the purinergic receptors, P2X3 and P2X7, for the potential treatment of pain and inflammatory diseases. In addition, Renovis has a worldwide collaboration and license agreement with Pfizer to research, develop and commercialize small molecule vanilloid receptor (VR1).

For additional information about the company, please visit www.renovis.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, the likelihood and timing of the completion of business combination transaction involving Evotec and Renovis, the anticipated benefits of such transaction and the plans and objectives of management are forward-looking statements and are based on management’s current expectations and estimates. We may not actually achieve these plans, intentions or expectations and Renovis cautions investors not to place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors that could cause actual results or events to differ materially from these forward-looking statements include, but are not limited to, the risk that the conditions relating to the required regulatory clearance of the transaction might not be satisfied in a timely manner or at all, risks relating to the integration of the technologies and businesses of Evotec and Renovis, unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, and other factors that are described in greater detail in the reports we file with the Securities and Exchange Commission, including the “Risk Factors” section of our Annual Report on Form 10-K, which was filed on March 17, 2008. Renovis is providing this information as of the date of this press release and does not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

Additional information about the transaction

Renovis filed a Current Report on Form 8-K with the Securities and Exchange Commission on September 24, 2007, that includes as an exhibit the Agreement and Plan of Merger between Evotec and Renovis. Evotec and Renovis have mailed a joint proxy statement/prospectus to stockholders of Renovis in connection with the proposed merger. This document contains important information about the merger and should be read before any decision is made with respect to the merger. Investors and stockholders will be able to obtain free copies of this document and any other documents filed or furnished by Evotec or Renovis through the website maintained by the Securities and Exchange Commission at www.sec.gov. Free copies of these documents may also be obtained from Renovis by directing a request to Renovis’ Investor Relations department at Two Corporate Drive, South San Francisco, California 94080 or from Evotec by directing a request to Evotec’s Investor Relations department at Schnackenburgallee 114, 22525 Hamburg, Germany.

In addition to the documents referenced above, Renovis files or furnishes annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed or furnished by Renovis at the SEC’s Public Reference Room at Station Place, 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. Renovis’s SEC filings are also available to the public at the SEC’s web site at www.sec.gov, or at www.renovis.com.

Participants in Solicitations

Renovis and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from stockholders of Renovis in connection with the merger. Information regarding Renovis’s directors and executive officers is available in the joint proxy statement/prospectus, which has been mailed to stockholders of Renovis in connection with the proposed merger proxy statement, and the other relevant documents filed with the SEC.

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